UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois		60173-2213
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 762-5800

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 4, 2015, the Company held its 2015 Annual Meeting of shareholders. At the Annual Meeting, the shareholders voted on the following matters:

Proposal 1

Election of Directors

The seven nominees for a term ending at the 2016 Annual Meeting received the following votes:

Name	For	Against	Abstain	Broker Non-Votes
James D. Fast	6,313,498	368,459	203,294	1,741,734
Joseph J. Hartnett	6,363,207	318,758	203,286	1,741,734
Charles R. Kummeth	6,387,150	329,589	168,512	1,741,734
David P. Molfenter	6,384,855	297,110	203,286	1,741,734
James R. Swartwout	6,204,453	512,586	168,212	1,741,734
Frank A. Wilson	6,445,289	271,450	168,512	1,741,734
Cary B. Wood	6,763,958	118,231	3,062	1,741,734

Proposal 2

Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2016 by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
7,309,392	532,948	784,645	0

Proposal 3

Advisory Vote on Named Executive Officer Compensation

The proposal to approve the Named Executive Officer compensation by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
6,314,354	556,885	14,012	1,741,734

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: November 6, 2015	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer